FIRST AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
BETWEEN RADIO ONE, INC. AND
LINDA J. VILARDO

This First Amendment (the “Amendment”) is made to the Amended and Restated Employment Agreement Between Radio One, Inc. (the “Company”) and Linda J. Vilardo (the “Executive”), dated October 31, 2000 (the “Agreement”), effective as of the latest date set forth below.

WHEREAS, the Executive has been employed by the Company as its General Counsel and Vice President and currently serves as the Company’s Chief Administrative Officer and Vice President; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986 (the “Code”) which was enacted effective January 1, 2005, imposes new requirements regarding the federal income tax treatment of nonqualified deferred compensation; and

WHEREAS, final regulations under Code Section 409A were published by the Internal Revenue Service (“IRS”) in April 2007 and transition period guidance issued by the IRS allows this Amendment to be adopted no later than December 31, 2008 in order to bring the Agreement into compliance with new Code Section 409A;

WHEREAS, Section 14.2 of the Agreement provides that the Agreement may be amended by a written agreement executed by the Company and the Executive;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Executive hereby agree to amend the Agreement as provided below:

1.            The definition of “Disability” set forth in Section 1 of the Agreement is hereby amended to read as follows:

“Disability” shall mean the Executive:

(a)
is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months;

(b)
by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or

(c)	is determined to be totally disabled by the Social Security Administration.

2.            The definition of “Good Reason” set forth in Section 1 of the Agreement is hereby amended to read as follows:

         “Good Reason” shall be deemed to exist if, without the express written consent of the Executive, there is:

(a)	a material diminution in the Executive’s rate of Annual Base Salary (as provided in Section 5.1 of this Agreement, including any increases);

(b)	a material diminution in the Executive’s authority, duties or responsibilities;

(c)
a material diminution in the authority, duties or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the Board of Directors;

(d)	a material diminution in the budget over which the Executive retains authority;

(e)	a material change in the geographic location at which the Executive must perform services;

(f)	any other action or inaction that constitutes a material breach by the Company of this Agreement, including, but not limited to:

(i)
the Company’s failure to pay the Executive’s Annual Base Salary when due or to pay any other material amount due to the Executive hereunder within five (5) days of written notice from the Executive, provided, however, that the Company shall have thirty (30) days after receiving the Executive’s notice to remedy the breach; and

(ii)
the Company’s failure to obtain a satisfactory written agreement from any successor to assume and agree to perform this Agreement, which successor the Executive reasonably concludes is capable of performing the Company’s financial obligations under this Agreement.

3.           Section 5.2(b) is hereby amended to read as follows:

(b)
If the Executive has remained in the full-time and continuous employ (subject to vacation and sick time in accordance with this Agreement and the policies of the Company then in effect) of the Company from the Commencement Date through and including the end of the Extended Term, then the Company shall pay the Executive a bonus (the “Extended Term Retention Bonus”) in an amount equal to Two Million Five Thousand Dollars ($2,005,000).  The Extended Term Retention Bonus awarded to the Employee hereunder, if any, shall be due and payable on the earlier of (i) November 1, 2008, and (ii) the termination of the Executive’s employment pursuant to Section 6 hereto, provided however, that the payment shall be delayed until the first day of the seventh month following such termination of employment, but only to the extent that such delay is necessary in order to avoid penalties under Code Section 409A with respect to payments to a Specified Employee, as defined in Treasury Regulations Section 1.409A-1(i) upon Separation from Service, as defined in Treasury Regulations Section 1.409A-1(h).

4.           Section 6.1(a)(iv) is hereby amended as follows:

(iv)
to the extent applicable, and as so permitted by applicable law, the continuation of the Executive’s welfare benefits (as described in Section 5.4 of this Agreement) at the level in effect on the Date of Termination during the Section 6.1 Severance Period or beyond as the law requires, and any other compensation and benefits as may be provided in accordance with the terms and provisions of applicable plans and programs, if any, generally applicable to executives of the Company or specifically applicable to the Executive, provided, that, if the Company is not able to provide continuing coverage under any such welfare benefit plan or program following the Executive’s termination, the Company shall provide substantially similar (A) non-taxable medical benefits insurance coverage; (B) disability insurance coverage; and (C) death benefit only life insurance coverage outside of the Company’s policy or program during such Section 6.1 Severance Period, and, provided further, that the Company shall pay all premiums for COBRA group health care continuation coverage for the Executive and her dependents during such Section 6.1 Severance Period.

5.            Section 6.1(b) is hereby amended as follows:

(b)	(i)
Subject to Section 6.1(b)(ii) below, all amounts owed under Section 6.1(a) shall be paid at the time described in this Section 6.1(b)(i). The amounts owed under Section 6.1(a)(i) shall be payable in equal bi-weekly installments from the Date of Termination through the expiration of the Section 6.1 Severance Period. The amounts owed under Section 6.1(a)(ii) shall be paid within fifteen (15) days after the Date of Termination. The amounts owed under Section 6.1(a)(iii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred. The amounts owed under Section 6.1(a)(iv) shall be payable in accordance with the terms of the applicable plans and programs, except any coverage provided under plans outside of the Company’s regular employee benefit plan programs must provide for no gap in coverage for the Executive between the Company’s regular coverage and the separate coverage required by Section 6.1(a)(iv).  The amounts owed under Section 6.1(a)(v) shall be paid within sixty (60) days after the Date of Termination.

(ii)
Notwithstanding Section 6.1(b)(i), to the extent any amount required to be paid under Section 6.1(a) is treated as deferred compensation under Code Section 409A, payment of such amount shall be delayed until the first day of the seventh month following the Date of Termination, but only to the extent that such delay is necessary in order to avoid penalties under Code Section 409A with respect to payments to a Specified Employee, as defined in Treasury Regulations Section 1.409A-1(i) upon Separation from Service, as defined in Treasury Regulations Section 1.409A-1(h).

6.            Section 6.1(c) is hereby amended as follows:

(c)
At any time during the six (6) month period immediately following a Change in Control, the Executive may, in her sole discretion and upon thirty (30) days’ prior written notice to the Board, terminate her employment under this Agreement and receive the benefits provided under Section 6.1(a) hereof at the time described in Section 6.1(b) hereof; provided, however, that payment of any benefits that are treated as deferred compensation under Code Section 409A shall be delayed until the first day of the seventh month following the Date of Termination, but only to the extent that such delay is necessary in order to avoid penalties under Code Section 409A with respect to payments to a Specified Employee, as defined in Treasury Regulations Section 1.409A-1(i) upon Separation from Service, as defined in Treasury Regulations Section 1.409A-1(h).

      7.           Section 6.2(a)(iv) is hereby amended as follows:

(iv)
to the extent applicable, and as so permitted by applicable law, the continuation of the Executive’s welfare benefits (as described in Section 5.4 of this Agreement) at the level in effect on the Date of Termination during the Section 6.2 Severance Period or beyond as the law requires, and any other compensation and benefits as may be provided in accordance with the terms and provisions of applicable plans and programs, if any, generally applicable to executives of the Company or specifically applicable to the Executive, provided, that, if the Company is not able to provide continuing coverage under any such welfare benefit plan or program following the Executive’s termination, the Company shall provide substantially similar (A) non-taxable medical benefits insurance coverage; (B) disability insurance coverage; and (C) death benefit only life insurance coverage outside of the Company’s policy or program during such Section 6.2 Severance Period, and, provided further, that the Company shall pay all premiums for COBRA group health care continuation coverage for the Executive and her dependents during such Section 6.2 Severance Period.

8.            Section 6.2(b) is hereby amended as follows:

(b)	(i)
Subject to Section 6.2(b)(ii) below, all amounts owed under Section 6.2(a) shall be paid at the time described in this Section 6.2(b)(i). The amounts owed under Section 6.2(a)(i) shall be payable in equal bi-weekly installments from the Date of Termination through the expiration of the Section 6.2 Severance Period. The amounts owed under Section 6.2(a)(ii) shall be paid within fifteen (15) days after the Date of Termination. The amounts owed under Section 6.2(a)(iii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred. The amounts owed under Section 6.2(a)(iv) shall be payable in accordance with the terms of the applicable plans and programs, except any coverage provided under plans outside of the Company’s regular employee benefit plan programs must provide for no gap in coverage for the Executive between the Company’s regular coverage and the separate coverage required by Section 6.2(a)(iv).  The amounts owed under Section 6.2(a)(v) shall be paid within sixty (60) days after the Date of Termination.

(ii)
Notwithstanding Section 6.2(b)(i), to the extent any amount required to be paid under Section 6.2(a) is treated as deferred compensation under Code Section 409A, payment of such amount shall be delayed until the first day of the seventh month following the Date of Termination, but only to the extent that such delay is necessary in order to avoid penalties under Code Section 409A with respect to payments to a Specified Employee, as defined in Treasury Regulations Section 1.409A-1(i) upon Separation from Service, as defined in Treasury Regulations Section 1.409A-1(h).

9.            Section 6.2(c) is hereby amended to read as follows:

(c)
Within ninety (90) days after the initial occurrence of an event that is deemed to constitute Good Reason for the Executive to terminate her employment under this Agreement, the Executive must provide written notice to the Board informing them of the existence of such condition. The effective date of such termination must be not earlier than thirty (30) days after the date the notice is delivered to the Board and not later than two years following the initial existence of the condition. The Board shall be provided the opportunity, within thirty (30) days of its receipt of the notice to remedy such condition, including, but not limited to, meeting with the Executive to discuss the situation. If the Executive does not rescind her termination of employment within the 30 day cure period, the Executive’s employment with the Company shall be terminated for Good Reason, subject to the Company’s right to seek arbitration of the existence of Good Reason as provided in Section 11 of this Agreement, and the Executive shall receive the benefits provided under Section 6.2(a) hereof.  The Company agrees that the Executive’s continuation of her employment during the initial six-month period following the occurrence of a Good Reason shall not constitute a waiver of her rights to resign for Good Reason, which shall be preserved during such period.

10.            Section 6.3(b) is hereby amended as follows:

(b)	(i)
Subject to Section 6.3(b)(ii) below, all amounts owed under Section 6.3(a) shall be paid at the time described in this Section 6.3(b)(i). The amounts owed under Section 6.3(a)(i) shall be paid within fifteen (15) days after the Date of Termination. The amounts owed under Section 6.3(a)(ii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred. The amounts owed under Section 6.3(a)(iii) shall be payable in accordance with the terms of the applicable plans and programs. The amounts owed under Section 6.3(a)(iv) shall be paid within sixty (60) days after the Date of Termination.

(ii)
Notwithstanding Section 6.3(b)(i), to the extent any amount required to be paid under Section 6.3(a) is treated as deferred compensation under Code Section 409A, payment of such amount shall be delayed until the first day of the seventh month following the Date of Termination, but only to the extent that such delay is necessary in order to avoid penalties under Code Section 409A with respect to payments to a Specified Employee, as defined in Treasury Regulations Section 1.409A-1(i) upon Separation from Service, as defined in Treasury Regulations Section 1.409A-1(h).

IN WITNESS WHEREOF, the Executive and the Company have caused this Amendment to be executed as of the latest date set forth below.

                                                     RADIO ONE, INC.

_________________________                                                                            By:_/s/ Alfred C. Liggins III __________
Date                                                                                                                                  Alfred C. Liggins, III
                                                                 Chief Executive Officer & President

                                                     EXECUTIVE

_________________________                                                                            ___ /s/ Linda J. Vilardo_____________
Date                                                                                                                                  Linda J. Vilardo